Exhibit 5.1

March 20, 2025

Angi Inc.

3601 Walnut Street, Suite 700

Denver, Colorado 70205

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as special Delaware counsel to Angi Inc., a Delaware corporation (the “Company”), in connection with its preparation and filing pursuant to Rule 462(b) of the Company’s Registration Statement on Form S-3 (as amended, the “Registration Statement”) relating to up to an additional 2,000,000 shares of Class A common stock, par value $0.001 per share, of the Company (the “Class A Common Stock”) to be distributed by IAC Inc., a Delaware corporation (“IAC”), to the stockholders of IAC pursuant to a special dividend of all of the shares of Class A Common Stock owned by IAC (such additional shares of Class A Common Stock to be so distributed, the “Shares” and such distribution the “Distribution”). The Registration Statement incorporates by reference the Company’s Registration Statement on Form S-3 (Registration No. 333-284531), as amended, which was originally filed with the U.S. Securities and Exchange Commission on January 27, 2025 and declared effective on February 14, 2025 (the “Prior Registration Statement”), including the prospectus that is part of the Prior Registration Statement (the “Prospectus”). In connection with the Registration Statement, you have requested our opinion as to certain matters under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

In rendering this opinion, we have examined the Company’s amended and restated certificate of incorporation and amended and restated bylaws as currently in effect, the Registration Statement and the Prior Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with this opinion. As to questions of fact material to this opinion, we have relied, with your consent, upon oral and written representations of the Company and certificates or comparable documents of public officials and of officers and representatives of the Company. In making such examination and rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents.

Angi Inc.

March 20, 2025

With your consent, we have assumed that the contemplated one for ten reverse stock split of the capital stock of the Company (as described in the Prior Registration Statement) will be effective prior to the effective time of the Distribution. In addition, with your consent, we have assumed that prior to the effective time of the Distribution, (i) all shares of Class A Common Stock and all shares of Class B common stock, par value $0.001 per share, of the Company (the “Class B Common Stock”) owned by IAC Group, LLC, a wholly owned subsidiary of IAC, will be transferred to IAC and the stock ledger of the Company will reflect such transfers, and (ii) that all outstanding shares of Class B Common Stock owned by IAC will be converted to shares of Class A Common Stock in accordance with the Company’s amended and restated certificate of incorporation and the issuance of such shares of Class A Common Stock will be recorded in the stock ledger of the Company. We have also assumed that all shares of Class A Common Stock being registered under the Registration Statement that were not originally issued to IAC or IAC Group, LLC pursuant to, and in accordance with, either (i) the Agreement and Plan of Merger, dated as of May 1, 2017, by and among Angie’s List, Inc., IAC, the Company and Casa Merger Sub, Inc., as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of August 26, 2017, by and among Angie’s List, Inc., IAC, the Company and Casa Merger Sub, Inc. (as amended, the “Merger Agreement”) or (ii) the Employee Matters Agreement, dated September 28, 2017, by and between IAC and the Company, were originally issued to other persons under the Merger Agreement or to employees of the Company pursuant to the registration statements on Form S-8 of the Company dated October 3, 2017 and August 7, 2024, and thereafter lawfully acquired by IAC or IAC Group, LLC, as applicable.

Based upon and subject to the foregoing and upon our review of such matters of law as we have deemed necessary and appropriate to render our opinion as expressed herein, and subject to the assumptions, exceptions, limitations and qualifications set forth herein, it is our opinion that when the Shares are distributed by IAC to its stockholders in the Distribution as described in the Prior Registration Statement, the Shares will be validly issued, fully paid and non-assessable under the General Corporation Law.

This opinion is subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) an implied covenant of good faith and fair dealing.

We are admitted to practice law in the State of Delaware and do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinion is limited to the General Corporation Law currently in effect, and we have not considered and express no opinion on the effect of any other laws of the State of Delaware or the laws of any other state or jurisdiction, including state or federal laws relating to securities or other federal laws, or the rules and regulations of stock exchanges or of any other regulatory body.

We hereby consent to be named in the Registration Statement, the Prior Registration Statement and in the Prospectus as the attorneys who passed upon the legality of the Securities and to the filing of a copy of this opinion and consent as Exhibit 5.1 and Exhibit 23.2, respectively, to the Registration Statement.

Angi Inc.

March 20, 2025

In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date of effectiveness of the Prior Registration Statement that might affect the opinions expressed herein.

Very truly yours,

/s/ Richards, Layton & Finger, PA

CSB/BVF/DEM